UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2010

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 215-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2010, at the CoStar Group, Inc. Annual Meeting of Stockholders, the stockholders approved an amendment to the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended, to increase the number of authorized shares of Common Stock that may be issued under the plan by 1,300,000 shares.

A copy of the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended, is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following items, which are more fully described in our proxy statement dated April 30, 2010, were submitted to a vote of the stockholders at the CoStar Group, Inc. Annual Meeting of Stockholders held on June 2, 2010:

(1)
The following nominees were elected to our Board of Directors for a one-year term: Michael R. Klein, Andrew C. Florance, David Bonderman, Michael J. Glosserman, Warren H. Haber, Josiah O. Low, III, and Christopher J. Nassetta. The vote was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Klein	18,237,219	83,013	414,833
Andrew C. Florance	18,246,359	73,873	414,833
David Bonderman	7,410,560	10,909,672	414,833
Michael J. Glosserman	18,266,875	53,357	414,833
Warren H. Haber	18,237,232	83,000	414,833
Josiah O. Low, III	18,237,132	83,100	414,833
Christopher J. Nassetta	18,266,875	53,357	414,833

(2)
The appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified upon the following vote: for, 18,706,735 shares; against, 27,648 shares; and abstain, 682 shares.

(3)
The proposal to amend the CoStar Group, Inc. 2007 Stock Incentive Plan to increase the number of authorized shares of Common Stock that may be issued under the plan by 1,300,000 shares was approved upon the following vote:  for, 15,529,866 shares; against, 2,789,031 shares; abstain, 1,335 shares; and broker non-votes, 414,833 shares.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.                                Description

Exhibit 10.1                               CoStar Group, Inc. 2007 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: June 7, 2010	/s/ Brian J. Radecki

Name: Brian J. Radecki
Title: Chief Financial Officer

Exhibit Index

Exhibit 10.1	CoStar Group, Inc. 2007 Stock Incentive Plan, as amended